Exhibit (a)(1)(E)
Offer to Purchase for Cash
All Outstanding Shares of Common Stock
All Outstanding Shares of 7% Series B Convertible Preferred Stock

of

MATTERSIGHT CORPORATION
a Delaware corporation

at

$2.70 Net Per Share of Common Stock
$7.80 Net Per Share of 7% Series B Convertible Preferred Stock, plus accrued but unpaid dividends thereon
Pursuant to the Offer to Purchase dated May 10, 2018

by

NICE ACQUISITION SUB, INC.
a wholly-owned subsidiary of

NICE SYSTEMS, INC.
a wholly-owned subsidiary of

NICE LTD.

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE ONE MINUTE AFTER 11:59 P.M.,
NEW YORK TIME, ON JUNE 7, 2018, UNLESS THE OFFER IS EXTENDED OR EARLIER
TERMINATED (SUCH DATE AND TIME, AS IT MAY BE EXTENDED,
THE “EXPIRATION DATE”).

May 10, 2018
To Our Clients:
Enclosed for your consideration are the Offer to Purchase, dated May 10, 2018 (which we refer to as the “Offer to Purchase”), and the related Letter of Transmittal (which we refer to as the “Letter of Transmittal” and which, together with the Offer to Purchase, as each may be amended or supplemented from time to time, we refer to as the “Offer”) in connection with the offer by NICE Acquisition Sub, Inc., a Delaware corporation (which we refer to as “Purchaser”) and a wholly-owned subsidiary of NICE Systems, Inc., a Delaware corporation (which we refer to as “Parent”) and a wholly-owned subsidiary of NICE Ltd., a company organized under the laws of the State of Israel (which we refer to as “NICE”) to purchase for cash (i) all of the outstanding shares of common stock, par value $0.01 per share (the “Common Shares”) of Mattersight Corporation, a Delaware corporation (which we refer to as “Mattersight”), at a purchase price of  $2.70 per Common Share, and (ii) all of the outstanding shares of 7% Series B Convertible Preferred Stock, par value $0.01 per share (the “Preferred Shares”, and collectively with the Common Shares, the “Mattersight Shares”), of Mattersight at a purchase price of  $7.80 per Preferred Share plus any accrued and unpaid dividends payable thereon, in each case, net to the seller in cash, without interest thereon and less any applicable withholding taxes, upon the terms and subject to the conditions set forth in the Offer.
We or our nominees are the holder of record of Mattersight Shares held for your account. A tender of such Mattersight Shares can be made only by us as the holder of record and pursuant to your instructions. The Letter of Transmittal accompanying this letter is furnished to you for your information only and cannot be used by you to tender Mattersight Shares held by us for your account.

We request instructions, by completing, executing, detaching and returning to us the Instruction Form on the detachable part hereof, as to whether you wish us to tender any or all of the Mattersight Shares held by us for your account, upon the terms and subject to the conditions set forth in the enclosed Offer to Purchase and the Letter of Transmittal.
Please note carefully the following:
1.   The offer price for the Offer is $2.70 per Common Share and $7.80 per Preferred Share plus any accrued and unpaid dividends payable thereon, net to you in cash, without interest thereon and less any applicable withholding taxes.
2.   The Offer is being made for all outstanding Mattersight Shares.
3.   The Offer is being made pursuant to the Agreement and Plan of Merger, dated as of April 25, 2018 (which we refer to, together with any amendments thereto, as the “Merger Agreement”), among Parent, Purchaser, Mattersight, and, for limited purposes, NICE. The Merger Agreement provides, among other things, that, as promptly as practicable following the consummation of the Offer and subject to the satisfaction or waiver of specified conditions, Purchaser will be merged with and into Mattersight in accordance with Section 251(h) of the General Corporation Law of the State of Delaware (the “Merger”), with Mattersight continuing as the surviving corporation in the Merger and thereby becoming a wholly owned subsidiary of Parent.
4.   The Offer and withdrawal rights will expire at one minute after 11:59 p.m., New York time, on June 7, 2018, unless the Offer is extended by Purchaser or earlier terminated.
5.   The Offer is not subject to any financing condition. The Offer is subject to the conditions described in Section 15 of the Offer to Purchase.
6.   Tendering stockholders who are record owners of their Mattersight Shares and who tender directly to Continental Stock Transfer & Trust Company (the “Depositary”) will not be obligated to pay brokerage fees, commissions or similar expenses or, except as otherwise provided in Instruction 6 of the Letter of Transmittal, stock transfer taxes with respect to the purchase of Shares by Purchaser pursuant to the Offer.
If you wish to have us tender any or all of your Mattersight Shares, then please so instruct us by completing, executing, detaching and returning to us the Instruction Form on the detachable part hereof. An envelope to return your instructions to us is enclosed. If you authorize tender of your Mattersight Shares, then all such Mattersight Shares will be tendered unless otherwise specified on the Instruction Form.
Your prompt action is requested. Your Instruction Form should be forwarded to us in ample time to permit us to submit the tender on your behalf before the Expiration Date.
The Offer is not being made to, nor will tenders be accepted from or on behalf of, holders of Mattersight Shares in any jurisdiction in which the making of the Offer or acceptance thereof would not be in compliance with the securities, “blue sky” or other laws of such jurisdiction. In those jurisdictions where applicable laws require the Offer to be made by a licensed broker or dealer, the Offer shall be deemed to be made on behalf of Purchaser by one or more registered brokers or dealers licensed under the laws of such jurisdiction to be designated by Purchaser.

INSTRUCTION FORM
with Respect to the Offer to Purchase for Cash

All Outstanding Shares of Common Stock
All Outstanding Shares of 7% Series B Convertible Preferred Stock

of

MATTERSIGHT CORPORATION
a Delaware corporation

at

$2.70 Net Per Share of Common Stock
$7.80 Net Per Share of 7% Series B Convertible Preferred Stock, plus accrued but unpaid dividends thereon
Pursuant to the Offer to Purchase dated May 10, 2018

by

NICE ACQUISITION SUB, INC.
a wholly-owned subsidiary of

NICE SYSTEMS, INC.
a wholly-owned subsidiary of

NICE LTD.
The undersigned acknowledge(s) receipt of your letter and the enclosed Offer to Purchase, dated May 10, 2018 (which we refer to as the “Offer to Purchase”), and the related Letter of Transmittal (which we refer to as the “Letter of Transmittal” and which, together with the Offer to Purchase, as each may be amended or supplemented from time to time, we refer to as the “Offer”), in connection with the offer by NICE Acquisition Sub, Inc., a Delaware corporation (which we refer to as “Purchaser”) and a wholly-owned subsidiary of NICE Systems, Inc., a Delaware corporation and a wholly-owned subsidiary of NICE Ltd., a company organized under the laws of the State of Israel to purchase for cash (i) all of the outstanding shares of common stock, par value $0.01 per share (the “Common Shares”) of Mattersight Corporation, a Delaware corporation (which we refer to as “Mattersight”, at a purchase price of  $2.70 per Common Share, and (ii) all of the outstanding shares of 7% Series B Convertible Preferred Stock, par value $0.01 per share (the “Preferred Shares”, and collectively with the Common Shares, the “Mattersight Shares”), of Mattersight at a purchase price of  $7.80 per Preferred Share plus any accrued and unpaid dividends payable thereon, in each case, net to the seller in cash, without interest thereon and less any applicable withholding taxes, upon the terms and subject to the conditions set forth in the Offer.
The undersigned hereby instruct(s) you to tender to Purchaser the number of Mattersight Shares indicated below or, if no number is indicated, all Mattersight Shares held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer. The undersigned understands and acknowledges that all questions as to validity, form and eligibility of the surrender of any certificate representing Mattersight Shares submitted on the undersigned’s behalf will be determined by Purchaser and such determination shall be final and binding.

ACCOUNT NUMBER:
NUMBER OF COMMON SHARES BEING TENDERED HEREBY:
NUMBER OF PREFERRED SHARES BEING TENDERED HEREBY:
The method of delivery of this document is at the election and risk of the tendering stockholder. If delivery is by mail, then registered mail with return receipt requested, properly insured, is recommended. In all cases, sufficient time should be allowed to ensure timely delivery prior to the Expiration Date (as defined in the Offer to Purchase).
Dated:	Signature(s)
Please Print Name(s)
Address:
(Include Zip Code)
Telephone No. (including Area Code)
*
Unless otherwise indicated, it will be assumed that all Mattersight Shares held by us for your account are to be tendered.